UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 12, 2007

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  301-419-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

On August 9, 2007, Spherix Incorporated (the “Company”) issued a press release announcing that:

•                  The Company will engage in the health science consulting business;

•                  The Company has engaged Claire Kruger to manage this new line of business; and

•                  If the Company successfully completes its sale of its InfoSpherix Incorporated subsidiary (“InfoSpherix”), Ms. Kruger will become Chief Executive Officer and Chief Operating Officer of the Company.

A copy of the press release is attached hereto as Exhibit 99.1

Ms. Kruger, age 49, has joined the Company effective August 1, 2007 as Director of Health Sciences.  It is expected that she will be elected as CEO and COO of the Company at the first board meeting following the anticipated sale of InfoSpherix.  A stockholders meeting is currently scheduled for August 15, 2007, to approve the sale of InfoSpherix, and if approved at such meeting, the sale is expected to be finalized shortly thereafter.  It is further expected that Ms. Kruger will be added to the Board of Directors at such meeting.

During the past five (5) years, Ms. Kruger has been a Principal of ENVIRON International Corporation (“ENVIRON”).  Ms. Kruger left the employ of ENVIRON in July, 2007.  During her employ with ENVIRON, Ms. Kruger provided consulting and advisory services to companies in the health sciences sector with her expertise in product stewardship, study oversight and management, regulatory compliance, safety and efficacy review and evaluation, and marketing strategy and analyses.  During this period, the Company engaged ENVIRON to provide various consulting and advisory services with respect to its development of tagatose and Naturlose, the Company’s full bulk, low-calorie sweetener.  Since July 12, 2007, the Company has engaged Ms. Kruger as a consultant to provide these services in exchange for a consulting fee of $20,000.

In 2006, and through the first six (6) months of 2007, the Company paid ENVIRON consulting and advisory fees of $236,000 and $333,000 respectively.  The Company has terminated its consulting and advisory agreement with ENVIRON.

If Ms. Kruger is elected CEO and COO of the Company as expected, she will be compensated at the rate of $180,000 per year with the potential to earn an annual bonus of up to fifty percent (50%) of her salary if she achieves performance objectives.  She will further be provided 30,000 shares of restricted common stock of the Company which will vest ratably over a three (3) year period as long as she remains employed by the Company over this period.

Section 7 — Regulation FD

Item 7.01                Regulation FD Disclosure

The Company has announced that it will enter into the health services consulting business.  A copy of the press release is attached hereto as Exhibit 99.1

Section 9 — Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

(c)           Exhibits

99.1.        Press Release of Spherix Incorporated, dated August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:	/s/ Richard C. Levin
Richard C. Levin
CEO and President, and CFO

Date:	August 14, 2007